Exhibit 99.1

DREW INDUSTRIES COMPLETES ACQUISITION OF ELKHART, INDIANA-BASED MANUFACTURER OF THERMOFORMED SHEET PLASTIC PRODUCTS

Elkhart, Indiana – March 17, 2014 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, Inc., has completed the previously announced acquisition of certain assets and the business of Star Design, LLC., an Elkhart, Indiana-based manufacturer of thermoformed sheet plastic products for the RV, bus and specialty vehicle industries.

The purchase price was $12.3 million, which was paid at closing from borrowings under the Company’s $75 million line of credit with JPMorgan Chase and Wells Fargo. After funding this acquisition, the Company remains well-positioned to take advantage of investment opportunities to further improve its results.

“We are very excited about acquiring Star Design and adding their innovative products to our ever-growing product lineup,” said Scott Mereness, Drew’s President. “We expect to leverage our extensive marketing and distribution capabilities to continue to grow this business. Further, we expect this acquisition to be immediately accretive to Drew’s earnings.”

Lippert Components believes the additional product lines and diversified customer base will accelerate Lippert Components’ expansion into specialty markets. Star Design has annual sales of approximately $10 million.

About Drew Industries

From 34 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert ComponentsTM, supplies a full line of components for the leading manufacturers of recreational vehicles and manufactured homes. In addition, Drew manufactures components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; truck caps; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; vinyl and aluminum windows and screens; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and lifting systems; chassis components; entry, baggage, patio and ramp doors; entry steps; awnings; electronics; aluminum extrusions; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly ABS plastic sheet) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, employee retention, inventory levels of retail dealers and manufacturers, levels of repossessed products for which we sell our components, seasonality and cyclicality in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the pace of and successful integration of acquisitions, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with increased governmental regulation, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our subsequent filings with the Securities and Exchange Commission. We disclaim any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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